EXHIBIT 99.2

NEW ERA

OF UN-CARRIER

Q1 2023

INVESTOR FACTBOOK

2

3	Highlights
4	Customer Metrics
7	Financial Metrics
13	Capital Structure
14	Merger & Integration
15	Guidance
16	Contacts
17	Financial and Operational Tables

3

T-Mobile Delivers Industry-Leading Growth in Customers and Profitability in Q1 2023 and Raises 2023 Guidance

(1)AT&T Inc. historically does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net additions. Industry leading claims are based on consensus expectations if results are not yet reported.
(2)Core Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable. Starting in Q1 2023, we renamed Free Cash Flow to Adjusted Free Cash Flow. This change in name did not result in any change to the definition or calculation of this non-GAAP financial measure.

4

Postpaid Accounts (in thousands)

Year-Over-Year
Continued growth in Postpaid net accounts with a decrease in net additions primarily due to:
■Continued normalization of industry growth toward pre COVID-19 pandemic levels
■Partially offset by capturing above our market share of new customer relationships driven by our differentiated growth strategy in new and under-penetrated markets, including continued growth in High Speed Internet

Sequential
Continued growth in Postpaid net accounts with a decrease in net additions primarily due to:
■Seasonally lower industry switching activity

Year-Over-Year
Postpaid ARPA increased 1.1% primarily due to:
■Higher premium services, primarily high-end rate plans
■An increase in customers per account, including continued adoption of High Speed Internet from existing accounts
■Higher non-recurring charges relative to muted COVID-19 pandemic levels
■Partially offset by an increase in High Speed Internet only accounts, increased promotional activity including autopay adoption, and growth in rate plans for specific customer cohorts (Business, Military, First Responders)

Postpaid phone ARPU was relatively flat:
■Higher premium services, primarily high-end rate plans
■Higher non-recurring charges relative to muted COVID-19 pandemic levels
■Mostly offset by increased promotional activity and growth in rate plans for specific customer cohorts (Business, Military, First Responders)

Sequential
Postpaid ARPA was relatively flat:
■An increase in customers per account, including continued adoption of High Speed Internet from existing accounts
■Higher premium services, primarily high-end rate plans
■Mostly offset by an increase in High Speed Internet only accounts, increased promotional activity including autopay adoption, and growth in rate plans for specific customer cohorts (Business, Military, First Responders)

Sequential
Postpaid phone ARPU was relatively flat:
■Seasonally lower non-recurring charges
■Increased promotional activity and growth in rate plans for specific customer cohorts (Business, Military, First Responders)
■Mostly offset by higher premium services, primarily high-end rate plans

Postpaid ARPA & Postpaid Phone ARPU

$136.53
$137.92
$137.49
$137.78
$138.04
$48.41
$48.96
$48.89
$48.86
$48.63
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Postpaid ARPA
Postpaid Phone ARPU

5

Postpaid Customers (in thousands)

88,423
88,787
90,414
92,232
93,525
1,318
1,656
1,627
1,818
1,293
729
933
773
891
755
589
723
854
927
538
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Postpaid phone net customer additions
Postpaid other net customer additions
Total postpaid customers

Year-Over-Year
Postpaid phone net customer additions decreased primarily due to:
■Continued normalization of industry growth toward pre COVID-19 pandemic levels
■Fewer migrations from prepaid
■Partially offset by lower churn

Postpaid other net customer additions increased primarily due to:
■Growth in High Speed Internet
■Partially offset by lower net additions from mobile internet devices

Sequential
Postpaid phone net customer additions decreased primarily due to:
■Seasonally lower gross additions
■Fewer migrations from prepaid
■Partially offset by seasonally lower churn

Postpaid other net customer additions decreased primarily due to:
■Seasonally lower net additions from wearables and mobile internet devices

Year-Over-Year
Postpaid phone churn decreased 4 basis points primarily due to:
■Reduced Sprint churn as we progress through the integration process

Sequential
Postpaid phone churn decreased 3 basis points primarily due to:
■Seasonally lower switching activity

Postpaid Phone Churn

6

Prepaid Customers (in thousands)

21,118
21,236
21,341
21,366
21,392
62
146
105
25
26
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Prepaid net customer additions
Prepaid customers

Year-Over-Year
Prepaid net customer additions decreased primarily due to:
■Continued normalization of industry growth toward pre COVID-19 pandemic levels
■Partially offset by growth in High Speed Internet and fewer migrations to postpaid

Sequential
Prepaid net customer additions were relatively flat:
■Lower industry switching activity
■Offset by fewer migrations to postpaid

Year-Over-Year
High Speed Internet net customer additions increased primarily due to:
■Continued growth in gross additions driven by increasing customer demand and expanded availability
■Partially offset by increased deactivations from a growing customer base

Sequential
High Speed Internet net customer additions were relatively flat:
■Continued growth in gross additions driven by increasing customer demand
■Offset by increased deactivations from a growing customer base

High Speed Internet Customers (in thousands)

984
1,544
2,122
2,646
3,169
338
560
578
524
523
329
497
488
450
445
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Postpaid High Speed Internet net customer additions
Prepaid High Speed Internet net customer additions
High Speed Internet customers

7

Service Revenues ($ in millions)

Year-Over-Year
Service revenues increased 3% primarily due to:
■Increase in Postpaid service revenues
■Partially offset by a decrease in Wholesale and other service revenues

Sequential
Service revenues increased slightly primarily due to:
■Increase in Postpaid service revenues
■Partially offset by a decrease in Wholesale and other service revenues

Year-Over-Year
Postpaid service revenues increased 6% primarily due to:
■Higher average postpaid accounts
■Higher postpaid ARPA

Sequential
Postpaid service revenues increased 1% primarily due to:
■Higher average postpaid accounts
■Higher postpaid ARPA

Postpaid Service Revenues ($ in millions)

$11,201
$11,445
$11,548
$11,725
$11,862
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

8

Equipment Revenues ($ in millions)

$4,694
$487
$4,207
$4,130
$386
$3,744
$3,855
$311
$3,544
$4,451
$246
$4,205
$3,719
$147
$3,572
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Equipment sales
Lease revenues

Year-Over-Year
Equipment revenues decreased 21% primarily due to:
■Lower lease revenues
■A lower number of devices sold primarily driven by higher postpaid upgrades in the prior year related to Sprint customers moving to devices that are compatible with the T-Mobile network
■An increase in contra revenue primarily driven by higher imputed interest rates on equipment installment plans, which is recognized in other revenues over the device financing term
■Partially offset by higher average revenue per device sold, primarily driven by higher promotions in the prior year period, which included Sprint customers moving to devices that are compatible with the T-Mobile network, partially offset by a decrease in the high-end phone mix

Sequential
Equipment revenues decreased 16% primarily due to:
■Lower lease revenues
■A seasonally lower number of devices sold
■A lower average revenue per device sold, driven by a decrease in the high-end phone mix

Year-Over-Year
Cost of equipment sales, exclusive of Depreciation and Amortization (D&A), decreased 23% primarily due to:
■A lower number of devices sold primarily driven by higher postpaid upgrades in the prior year related to Sprint customers moving to devices that are compatible with the T-Mobile network, included in Merger-related costs
■A lower average cost per device sold, driven by a decrease in the high-end phone mix

Sequential
Cost of equipment sales, exclusive of D&A, decreased 17% primarily due to:
■A seasonally lower number of devices sold
■A lower average cost per device sold, driven by a decrease in the high-end phone mix

Cost of Equipment Sales, exclusive of D&A ($ in millions)

$5,946
$5,108
$4,982
$5,504
$4,588
$5,195
$4,649
$4,724
$5,448
$4,597
123.5%
124.2%
133.3%
129.6%
128.7%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Cost of Equipment sales, excl. D&A and Merger-related costs
Merger-related costs (see detail on page 14)
% of Equipment sales, excl. D&A and Merger-related costs

9

Cost of Services, exclusive of D&A ($ in millions, % of Service revenues)

$3,727
$4,060
$3,712
$3,167
$3,061
$3,120
$3,099
$2,900
$2,877
$2,853
20.6%
20.2%
18.9%
18.5%
18.4%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Cost of services, excl. D&A and Merger-related costs
Merger-related costs (see detail on page 14)
% of Srvc revs, excl. D&A and Merger-related costs

Year-Over-Year
Cost of services, exclusive of D&A, decreased 18% primarily due to:
■Higher realized Merger synergies
■Lower Merger-related costs related to network decommissioning and integration
■Partially offset by higher site costs related to the continued build-out of our nationwide 5G network

Sequential
Cost of services, exclusive of D&A, decreased 3% primarily due to:
■Lower Merger-related costs related to network decommissioning and integration

Year-Over-Year
SG&A expense increased 7% primarily due to:
■Higher severance and restructuring expenses
■Higher Merger-related costs due to legal settlement gains recognized in the prior year, partially offset by lower integration expenses
■Partially offset by higher realized Merger synergies

Sequential
SG&A expense decreased 3% primarily due to:
■Lower Merger-related costs

Selling, General and Administrative (SG&A) Expense ($ in millions, % of Service revenues)

$5,056
$5,856
$5,118
$5,577
$5,425
$5,001
$5,208
$4,911
$5,321
$5,309
33.1%
34.0%
32.0%
34.3%
34.2%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
SG&A expense, ex. Merger-related costs & legal-related expenses
Merger-related costs (see detail on page 14)
Legal-related expenses, net, associated with cyber settlement (see footnote 2 on page 24)
% of Srvc revs, ex. Merger-related costs & legal-related expenses

10

Net Income (Loss) ($ in millions, % of Service revenues)

$1,940
$1,477
$713
$508
4.7%
(0.7)%
3.3%
9.5%
12.5%
$(108)
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Diluted Earnings (Loss) Per Share (Diluted EPS)

$0.57
$(0.09)
$0.40
$1.18
$1.58
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Year-Over-Year
Net income was $1.9 billion and Diluted earnings per share was $1.58 in Q1 2023, compared to $713 million and $0.57 in Q1 2022, primarily due to the factors described above and included the following, net of tax:
■Merger-related costs in Q1 2023 of $268 million, or $0.22 per share, compared to $1.1 billion, or $0.84 per share, in Q1 2022

Sequential
Net income was $1.9 billion and Diluted earnings per share was $1.58 in Q1 2023, compared to $1.5 billion and $1.18 in Q4 2022, primarily due to the factors described above and included the following, net of tax:
■Merger-related costs in Q1 2023 of $268 million, or $0.22 per share, compared to $444 million, or $0.36 per share, in Q4 2022

11

Core Adjusted EBITDA* ($ in millions, % of Service revenues)
*Excludes Merger-related costs (see detail on page 14) and other special items

Year-Over-Year
Core Adjusted EBITDA increased 9% primarily due to:
■Lower Cost of equipment sales, excluding Merger-related costs
■Higher Service revenues
■Lower Cost of services, excluding Merger-related costs
■Partially offset by lower Equipment revenues, excluding Lease revenues, and higher SG&A expenses, excluding Merger-related costs and other special items

Sequential
Core Adjusted EBITDA increased 7% primarily due to:
■Lower Cost of equipment sales, excluding Merger-related costs
■Partially offset by lower Equipment revenues, excluding Lease revenues

Year-Over-Year
Net cash provided by operating activities increased 5% primarily due to:
■Higher Net income, adjusted for non-cash income and expenses
■Partially offset by higher net cash outflows from changes in working capital

Sequential
Net cash provided by operating activities decreased 7% primarily due to:
■Higher net cash outflows from changes in working capital
■Partially offset by higher Net income, adjusted for non-cash income and expenses

The impact of net payments for Merger-related costs on Net cash provided by operating activities was $484 million in Q1 2023 compared to $622 million in Q4 2022 and $893 million in Q1 2022.

Net Cash Provided by Operating Activities ($ in millions)

12

Cash Purchases of Property and Equipment, incl. Capitalized Interest ($ in millions, % of Service revenues)

$3,381
$3,572
$3,634
$3,383
$3,001
22.3%
23.3%
23.7%
21.8%
19.3%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Year-Over-Year
Cash purchases of property and equipment, including capitalized interest, decreased 11% primarily due to:
■Increased capital efficiency following our accelerated nationwide 5G network build-out

Sequential
Cash purchases of property and equipment, including capitalized interest, decreased 11% primarily due to:
■Increased capital efficiency following our accelerated nationwide 5G network build-out

Year-Over-Year
Adjusted Free Cash Flow increased 46% primarily due to:
■Lower Cash purchases of property and equipment
■Higher Net cash provided by operating activities
■Higher proceeds related to securitization transactions, which were offset in Net cash provided by operating activities. There were no significant net cash proceeds during the quarter from securitization.

Sequential
Adjusted Free Cash Flow increased 10% primarily due to:
■Lower Cash purchases of property and equipment
■Higher proceeds related to securitization transactions, which were offset in Net cash provided by operating activities. There were no significant net cash proceeds during the quarter from securitization.
■Partially offset by lower Net cash provided by operating activities

The impact of net payments for Merger-related costs on Adjusted Free Cash Flow was $484 million in Q1 2023 compared to $622 million in Q4 2022 and $893 million in Q1 2022.

Adjusted Free Cash Flow ($ in millions)

13

Net Debt (Excluding Tower Obligations) & Net Debt to LTM Net Income and Core Adj. EBITDA Ratios ($ in billions)

$71.8
$70.7
$69.7
$70.0
$72.7
25.6x
41.1x
45.4x
27.0x
19.0x
3.0x
2.8x
2.7x
2.7x
2.7x
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Net Debt (excluding Tower Obligations)
LTM Net Income Ratio
LTM Core Adjusted EBITDA Ratio

Total debt, excluding tower obligations, at the end of Q1 2023 was $77.2 billion.
Net debt, excluding tower obligations, at the end of Q1 2023 was $72.7 billion.

■On September 8, 2022, our Board of Directors authorized a share repurchase program for up to $14.0 billion of our common stock through September 30, 2023
■During Q1 2023, 33.0 million shares were repurchased for $4.8 billion
■On a cumulative basis, as of April 21, 2023, a total of 59.4 million shares were repurchased for $8.5 billion
■On April 6, 2023, Moody's upgraded T-Mobile’s senior unsecured credit rating to Baa2 (stable) from Baa3 (positive)
■On April 14, 2023, Fitch upgraded T-Mobile’s long term issuer default rating to BBB+ (stable) from BBB- (positive)

14

Merger-Related Synergies Guidance

Merger synergies are expected to be between $7.3 billion to $7.5 billion in 2023:
▪$2.6 billion to $2.7 billion of SG&A expense reductions
▪$3.1 billion to $3.2 billion of cost of service expense reductions achieved through network efficiencies
▪Approximately $1.6 billion of savings related to avoided network expenses

Merger-Related Costs
(in millions, excl. EPS)

						Sequential Change		Year-Over-Year Change
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	$	%	$	%
Cost of services	$607	$961	$812	$290	$208	$(82)	(28)%	$(399)	(66)%
Cost of equipment sales	751	459	258	56	(9)	(65)	(116)%	(760)	(101)%
Selling, general & administrative	55	248	226	246	159	(87)	(35)%	104	189%
Total Merger-related costs	$1,413	$1,668	$1,296	$592	$358	$(234)	(40)%	$(1,055)	(75)%

Total Merger-related costs, net of tax	$1,059	$1,252	$972	$444	$268	$(176)	(40)%	$(791)	(75)%
Diluted EPS impact of Merger-related costs	$0.84	$1.00	$0.77	$0.36	$0.22	$(0.14)	(39)%	$(0.62)	(74)%

Net cash payments for Merger-related costs	$893	$907	$942	$622	$484	$(138)	(22)%	$(409)	(46)%

15

2023 Outlook

Metric	Previous	Revised	Change at Midpoint
Postpaid net customer additions	5.0 to 5.5 million	5.3 to 5.7 million	250 thousand
Net income (1)	N/A	N/A	N/A
Core Adjusted EBITDA (2)	$28.7 to $29.2 billion	$28.8 to $29.2 billion	$50 million
Merger synergies	$7.2 to $7.5 billion	$7.3 to $7.5 billion	$50 million
Merger-related costs (3)	~$1.0 billion	~$1.0 billion	No change
Net cash provided by operating activities	$17.8 to $18.3 billion	$17.9 to $18.3 billion	$50 million
Capital expenditures (4)	$9.4 to $9.7 billion	$9.4 to $9.7 billion	No change
Adjusted Free Cash Flow (5)	$13.1 to $13.6 billion	$13.2 to $13.6 billion	$50 million

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs. Our guidance ranges assume lease revenues of approximately $300 million for 2023.
(3)Merger-related costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided by operating activities and Adjusted Free Cash Flow.
(4)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(5)Adjusted Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2023.

16

Investor Relations

Jud Henry	Justin Taiber	Trina Schurman
Senior Vice President	Senior Director	Senior Director
Investor Relations	Investor Relations	Investor Relations

Zach Witterstaetter	Rose Kopecky	Jacob Marks
Investor Relations	Investor Relations	Investor Relations
Manager	Manager	Manager

investor.relations@t-mobile.com
http://investor.t-mobile.com

17
T-Mobile US, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share amounts)	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$4,540	$4,507
Accounts receivable, net of allowance for credit losses of $152 and $167	4,366	4,445
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $647 and $667	5,012	5,123
Inventory	1,741	1,884
Prepaid expenses	674	673
Other current assets	2,543	2,435
Total current assets	18,876	19,067
Property and equipment, net	42,053	42,086
Operating lease right-of-use assets	28,146	28,715
Financing lease right-of-use assets	3,282	3,257
Goodwill	12,234	12,234
Spectrum licenses	95,878	95,798
Other intangible assets, net	3,245	3,508
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $139 and $144	2,250	2,546
Other assets	4,209	4,127
Total assets	$210,173	$211,338
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$11,091	$12,275
Short-term debt	5,215	5,164
Deferred revenue	804	780
Short-term operating lease liabilities	3,441	3,512
Short-term financing lease liabilities	1,180	1,161
Other current liabilities	2,115	1,850
Total current liabilities	23,846	24,742
Long-term debt	68,035	65,301
Long-term debt to affiliates	1,495	1,495
Tower obligations	3,897	3,934
Deferred tax liabilities	11,510	10,884
Operating lease liabilities	29,379	29,855
Financing lease liabilities	1,284	1,370
Other long-term liabilities	3,802	4,101
Total long-term liabilities	119,402	116,940
Commitments and contingencies
Stockholders' equity
Common stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,260,606,989 and 1,256,876,527 shares issued, 1,204,696,325 and 1,233,960,078 shares outstanding	—	—
Additional paid-in capital	74,043	73,941
Treasury stock, at cost, 55,910,664 and 22,916,449 shares issued	(7,831)	(3,016)
Accumulated other comprehensive loss	(1,004)	(1,046)
Retained earnings (accumulated deficit)	1,717	(223)
Total stockholders' equity	66,925	69,656
Total liabilities and stockholders' equity	$210,173	$211,338

18
T-Mobile US, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended
(in millions, except share and per share amounts)	March 31, 2023	December 31, 2022	March 31, 2022
Revenues
Postpaid revenues	$11,862	$11,725	$11,201
Prepaid revenues	2,417	2,449	2,455
Wholesale and other service revenues	1,267	1,344	1,472
Total service revenues	15,546	15,518	15,128
Equipment revenues	3,719	4,451	4,694
Other revenues	367	304	298
Total revenues	19,632	20,273	20,120
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	3,061	3,167	3,727
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	4,588	5,504	5,946
Selling, general and administrative	5,425	5,577	5,056
(Gain) loss on disposal group held for sale	(42)	16	—
Depreciation and amortization	3,203	3,262	3,585
Total operating expenses	16,235	17,526	18,314
Operating income	3,397	2,747	1,806
Other expense, net
Interest expense, net	(835)	(822)	(864)
Other income (expense), net	9	2	(11)
Total other expense, net	(826)	(820)	(875)
Income before income taxes	2,571	1,927	931
Income tax expense	(631)	(450)	(218)
Net income	$1,940	$1,477	$713

Net income	$1,940	$1,477	$713
Other comprehensive income, net of tax
Reclassification of loss from cash flow hedges, net of tax effect of $14, $13 and $13	40	38	37
Unrealized gain (loss) on foreign currency translation adjustment, net of tax effect of $0, $0 and $0	2	2	(1)
Net unrecognized gain on pension and other postretirement benefits, net of tax effect of $0, $61 and $0	—	177	—
Other comprehensive income	42	217	36
Total comprehensive income	$1,982	$1,694	$749
Earnings per share
Basic	$1.59	$1.19	$0.57
Diluted	$1.58	$1.18	$0.57
Weighted-average shares outstanding
Basic	1,219,608,362	1,240,827,732	1,250,505,999
Diluted	1,224,604,698	1,246,880,141	1,255,368,592

19
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(in millions)	March 31, 2023	December 31, 2022	March 31, 2022
Operating activities
Net income	$1,940	$1,477	$713
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,203	3,262	3,585
Stock-based compensation expense	177	150	141
Deferred income tax expense	611	419	185
Bad debt expense	222	266	210
Losses from sales of receivables	38	46	46
(Gain) loss on remeasurement of disposal group held for sale	(13)	6	—
Changes in operating assets and liabilities
Accounts receivable	(1,268)	(1,377)	(984)
Equipment installment plan receivables	152	(383)	(535)
Inventory	129	360	(93)
Operating lease right-of-use assets	1,008	952	1,469
Other current and long-term assets	(142)	(304)	(4)
Accounts payable and accrued liabilities	(882)	239	(59)
Short- and long-term operating lease liabilities	(1,009)	(729)	(771)
Other current and long-term liabilities	(183)	(128)	(163)
Other, net	68	80	105
Net cash provided by operating activities	4,051	4,336	3,845
Investing activities
Purchases of property and equipment, including capitalized interest of $(14), $(17) and $(15)	(3,001)	(3,383)	(3,381)
Purchases of spectrum licenses and other intangible assets, including deposits	(73)	(12)	(2,843)
Proceeds from sales of tower sites	6	9	—
Proceeds related to beneficial interests in securitization transactions	1,345	1,222	1,185
Acquisition of companies, net of cash and restricted cash acquired	—	—	(52)
Other, net	(5)	11	(1)
Net cash used in investing activities	(1,728)	(2,153)	(5,092)
Financing activities
Proceeds from issuance of long-term debt	3,013	742	—
Repayments of financing lease obligations	(306)	(338)	(302)
Repayments of long-term debt	(131)	(2,411)	(1,632)
Repurchases of common stock	(4,619)	(2,443)	—
Tax withholdings on share-based awards	(187)	(18)	(172)
Other, net	(43)	(30)	(30)
Net cash used in financing activities	(2,273)	(4,498)	(2,136)
Change in cash and cash equivalents, including restricted cash and cash held for sale	50	(2,315)	(3,383)
Cash and cash equivalents, including restricted cash and cash held for sale
Beginning of period	4,674	6,989	6,703
End of period	$4,724	$4,674	$3,320

20
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended
(in millions)	March 31, 2023	December 31, 2022	March 31, 2022
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$840	$937	$778
Operating lease payments	1,314	1,042	1,048
Income tax payments	27	1	—
Non-cash investing and financing activities
Non-cash beneficial interest obtained in exchange for securitized receivables	$1,119	$1,003	$1,018
Change in accounts payable and accrued liabilities for purchases of property and equipment	(329)	(6)	(183)
Increase in Tower obligations from contract modification	—	—	1,158
Operating lease right-of-use assets obtained in exchange for lease obligations	439	417	5,975
Financing lease right-of-use assets obtained in exchange for lease obligations	239	59	298

21
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Customers, end of period
Postpaid phone customers (1)	70,656	71,053	71,907	72,834	73,372
Postpaid other customers (1)	17,767	17,734	18,507	19,398	20,153
Total postpaid customers	88,423	88,787	90,414	92,232	93,525
Prepaid customers (1)	21,118	21,236	21,341	21,366	21,392
Total customers	109,541	110,023	111,755	113,598	114,917
Adjustments to customers (1)	(558)	(1,320)	—	—	—
(1)Customers impacted by the decommissioning of the legacy Sprint CDMA and LTE and T-Mobile UMTS networks have been excluded from our customer base resulting in the removal of 212,000 postpaid phone customers and 349,000 postpaid other customers in the first quarter of 2022 and 284,000 postpaid phone customers, 946,000 postpaid other customers and 28,000 prepaid customers in the second quarter of 2022. In connection with our acquisition of companies, we included a base adjustment in the first quarter of 2022 to increase postpaid phone customers by 17,000 and reduce postpaid other customers by 14,000. Certain customers now serviced through reseller contracts were removed from our reported postpaid customer base resulting in the removal of 42,000 postpaid phone customers and 20,000 postpaid other customers in the second quarter of 2022.

	Quarter
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Net customer additions
Postpaid phone customers	589	723	854	927	538
Postpaid other customers	729	933	773	891	755
Total postpaid customers	1,318	1,656	1,627	1,818	1,293
Prepaid customers	62	146	105	25	26
Total customers	1,380	1,802	1,732	1,843	1,319

Migrations from prepaid to postpaid plans	165	155	155	175	145

	Quarter
(in millions, except percentages)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Devices sold or leased (1)
Phones	9.7	8.8	8.4	8.3	7.6
Mobile broadband and IoT devices	1.8	1.9	2.0	2.2	2.0
Total	11.5	10.7	10.4	10.5	9.6

Postpaid device upgrade rate	4.8%	4.1%	3.8%	3.9%	3.2%
(1)     Beginning in the second quarter of 2023, we intend to discontinue reporting the number of devices sold or leased. We will continue to present the postpaid device upgrade rate.

	Quarter
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Churn
Postpaid phone churn	0.93%	0.80%	0.88%	0.92%	0.89%
Prepaid churn	2.67%	2.58%	2.88%	2.93%	2.76%

22
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Accounts, end of period
Total postpaid customer accounts (1)	27,507	27,818	28,212	28,526	28,813
(1)     Customers impacted by the decommissioning of the legacy Sprint CDMA and LTE and T-Mobile UMTS networks have been excluded from our postpaid account base resulting in the removal of 57,000 postpaid accounts in the first quarter of 2022 and 69,000 postpaid accounts in the second quarter of 2022.

	Quarter
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Net account additions
Postpaid net account additions	348	380	394	314	287

	Quarter
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
High speed internet customers, end of period
Postpaid high speed internet customers	975	1,472	1,960	2,410	2,855
Prepaid high speed internet customers	9	72	162	236	314
Total high speed internet customers, end of period	984	1,544	2,122	2,646	3,169

	Quarter
(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
High speed internet - net customer additions
Postpaid high speed internet customers	329	497	488	450	445
Prepaid high speed internet customers	9	63	90	74	78
Total high speed internet net customer additions	338	560	578	524	523

	Quarter
(in millions, except percentages)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Device Financing - Equipment Installment Plans
Gross EIP financed	$4,247	$3,580	$3,758	$4,103	$3,335
EIP billings	3,333	3,447	3,717	3,889	3,871
EIP receivables, net	7,898	7,734	7,562	7,669	7,262
EIP receivables classified as prime	61%	61%	61%	59%	59%
EIP receivables classified as prime (including EIP receivables sold)	58%	57%	58%	57%	56%

Device Financing - Leased Devices
Lease revenues	$487	$386	$311	$246	$147
Leased device depreciation	445	317	226	141	58

23
T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter
(in millions, except percentages)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Financial Measures

Service revenues	$15,128	$15,316	$15,361	$15,518	$15,546

Equipment revenue	$4,694	$4,130	$3,855	$4,451	$3,719
Lease revenues	487	386	311	246	147
Equipment sales	$4,207	$3,744	$3,544	$4,205	$3,572

Total revenues	$20,120	$19,701	$19,477	$20,273	$19,632

Net income (loss)	$713	$(108)	$508	$1,477	$1,940
Net income (loss) margin	4.7%	(0.7)%	3.3%	9.5%	12.5%

Adjusted EBITDA	$6,950	$7,004	$7,039	$6,828	$7,199
Adjusted EBITDA margin	45.9%	45.7%	45.8%	44.0%	46.3%
Core Adjusted EBITDA	$6,463	$6,618	$6,728	$6,582	$7,052
Core Adjusted EBITDA margin	42.7%	43.2%	43.8%	42.4%	45.4%

Cost of services	$3,727	$4,060	$3,712	$3,167	$3,061
Merger-related costs	607	961	812	290	208
Cost of services excluding Merger-related costs	$3,120	$3,099	$2,900	$2,877	$2,853

Cost of equipment sales	$5,946	$5,108	$4,982	$5,504	$4,588
Merger-related costs	751	459	258	56	(9)
Cost of equipment sales excluding Merger-related costs	$5,195	$4,649	$4,724	$5,448	$4,597

Selling, general and administrative	$5,056	$5,856	$5,118	$5,577	$5,425
Merger-related costs	55	248	226	246	159
Selling, general and administrative excluding Merger-related costs	$5,001	$5,608	$4,892	$5,331	$5,266

Total bad debt expense and losses from sales of receivables	$256	$373	$300	$311	$260
Bad debt and losses from sales of receivables as a percentage of Total revenues	1.3%	1.9%	1.5%	1.5%	1.3%

Cash purchases of property and equipment including capitalized interest	$3,381	$3,572	$3,634	$3,383	$3,001
Capitalized interest	15	13	16	17	14

Net cash proceeds from securitization	(3)	(10)	(18)	(26)	(29)

Operating Measures
Postpaid ARPA	$136.53	$137.92	$137.49	$137.78	$138.04
Postpaid phone ARPU	48.41	48.96	48.89	48.86	48.63
Prepaid ARPU	39.19	38.71	38.86	38.29	37.98

24
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income (loss) as follows:

	Quarter
(in millions)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Net income (loss)	$713	$(108)	$508	$1,477	$1,940
Adjustments:
Interest expense, net	864	851	827	822	835
Other expense (income), net	11	21	3	(2)	(9)
Income tax expense (benefit)	218	(55)	(57)	450	631
Operating income	1,806	709	1,281	2,747	3,397
Depreciation and amortization	3,585	3,491	3,313	3,262	3,203
Stock-based compensation (1)	136	149	145	146	173
Merger-related costs	1,413	1,668	1,296	592	358
Impairment expense	—	477	—	—	—
Legal-related expenses (recoveries), net (2)	—	400	(19)	10	(43)
Loss (gain) on disposal group held for sale	—	—	1,071	16	(42)
Other, net (3)	10	110	(48)	55	153
Adjusted EBITDA	6,950	7,004	7,039	6,828	7,199
Lease revenues	(487)	(386)	(311)	(246)	(147)
Core Adjusted EBITDA	$6,463	$6,618	$6,728	$6,582	$7,052
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Condensed Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Merger have been included in Merger-related costs.
(2)Legal-related expenses (recoveries), net, consists of the settlement of certain litigation associated with the August 2021 cyberattack and is presented net of insurance recoveries.
(3)Other, net, primarily consists of certain severance, restructuring and other expenses and income, including gains from the sale of IP addresses, not directly attributable to the Merger which are not reflective of T-Mobile’s core business activities (“special items”), and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.

25
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Net income, LTM Adjusted EBITDA and LTM Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023
Short-term debt	$2,865	$2,942	$7,398	$5,164	$5,215
Short-term debt to affiliates	1,250	—	—	—	—
Short-term financing lease liabilities	1,121	1,220	1,239	1,161	1,180
Long-term debt	66,861	66,552	64,834	65,301	68,035
Long-term debt to affiliates	1,494	1,495	1,495	1,495	1,495
Financing lease liabilities	1,447	1,597	1,590	1,370	1,284
Less: Cash and cash equivalents	(3,245)	(3,151)	(6,888)	(4,507)	(4,540)
Net debt (excluding tower obligations)	$71,793	$70,655	$69,668	$69,984	$72,669
Divided by: Last twelve months Net income	$2,804	$1,718	$1,535	$2,590	$3,817
Net debt (excluding tower obligations) to LTM Net income Ratio	25.6	41.1	45.4	27.0	19.0
Divided by: Last twelve months Adjusted EBITDA	$26,969	$27,067	$27,295	$27,821	$28,070
Net debt (excluding tower obligations) to LTM Adjusted EBITDA Ratio	2.7	2.6	2.6	2.5	2.6
Divided by: Last twelve months Core Adjusted EBITDA	$24,175	$24,801	$25,488	$26,391	$26,980
Net debt (excluding tower obligations) to LTM Core Adjusted EBITDA Ratio	3.0	2.8	2.7	2.7	2.7
Adjusted Free Cash Flow is calculated as follows:

	Quarter
(in millions)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Net cash provided by operating activities	$3,845	$4,209	$4,391	$4,336	$4,051
Cash purchases of property and equipment, including capitalized interest	(3,381)	(3,572)	(3,634)	(3,383)	(3,001)
Proceeds from sales of tower sites	—	—	—	9	6
Proceeds related to beneficial interests in securitization transactions	1,185	1,121	1,308	1,222	1,345
Adjusted Free Cash Flow	$1,649	$1,758	$2,065	$2,184	$2,401
Net cash provided by operating activities margin	25.4%	27.5%	28.6%	27.9%	26.1%
Adjusted Free Cash Flow margin	10.9%	11.5%	13.4%	14.1%	15.4%

26
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

The current guidance range for Adjusted Free Cash Flow is calculated as follows:

	FY 2023
(in millions)	Guidance Range
Net cash provided by operating activities	$17,900	$18,300
Cash purchases of property and equipment, including capitalized interest	(9,400)	(9,700)
Proceeds related to beneficial interests in securitization transactions (1)	4,700	5,000
Adjusted Free Cash Flow	$13,200	$13,600
(1)Adjusted Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2023.

The previous guidance range for Adjusted Free Cash Flow was calculated as follows:

	FY 2023
(in millions)	Guidance Range
Net cash provided by operating activities	$17,800	$18,300
Cash purchases of property and equipment, including capitalized interest	(9,400)	(9,700)
Proceeds related to beneficial interests in securitization transactions (1)	4,700	5,000
Adjusted Free Cash Flow	$13,100	$13,600
(1)Adjusted Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2023.

27
Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the wireless industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Account - A postpaid account is generally defined as a billing account number that generates revenue. Postpaid accounts generally consist of customers that are qualified for postpaid service utilizing phones, High Speed Internet, tablets, wearables, DIGITS or other connected devices, where they generally pay after receiving service.
2.Customer - SIM number with a unique T-Mobile mobile identifier which is associated with an account that generates revenue. Customers generally are qualified either for postpaid service, where they generally pay after incurring service, or prepaid service, where they generally pay in advance.
3.Churn - The number of customers whose service was disconnected as a percentage of the average number of customers during the specified period further divided by the number of months in the period. The number of customers whose service was disconnected is presented net of customers that subsequently have their service restored within a certain period of time and excludes customers who received service for less than a certain minimum period of time.
4.Customers per account - The number of postpaid customers as of the end of the period divided by the number of postpaid accounts as of the end of the period.
5.Postpaid Average Revenue Per Account (Postpaid ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
6.Cost of services - Costs directly attributable to providing wireless service through the operation of T-Mobile’s network, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless service for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
7.Net income margin - Net income divided by Service revenues.
8.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, stock-based compensation and certain income and expenses not reflective of T-Mobile’s ongoing operating performance. Core Adjusted EBITDA represents Adjusted EBITDA less lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs, including network decommissioning costs, impairment expense, loss (gain) on disposal groups held for sale and certain legal-related recoveries and expenses, as well as other certain special income and expenses which are not reflective of our core business activities. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
9.Adjusted EBITDA margin and Core Adjusted EBITDA margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by Service revenues. Adjusted EBITDA margin and Core Adjusted EBITDA margin are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations.
10.Net cash provided by operating activities margin - Net cash provided by operating activities margin is calculated as Net cash provided by operating activities divided by Service revenues.
11.Adjusted Free Cash Flow - Net cash provided by operating activities less cash purchases of property and equipment, including proceeds from sales of tower sites and proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment or debt extinguishment costs. Adjusted Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts to evaluate cash available to pay debt, repurchase shares and provide further investment in the business. Starting in Q1 2023, we renamed Free Cash Flow to Adjusted Free Cash Flow. This change in name did not result in any change to the definition or calculation of this non-GAAP financial measure.

28
12.Adjusted Free Cash Flow margin - Adjusted Free Cash Flow margin is calculated as Adjusted Free Cash Flow divided by Service revenues. Adjusted Free Cash Flow Margin is utilized by T-Mobile’s management, investors, and analysts to evaluate the company’s ability to convert service revenue efficiently into cash available to pay debt, repurchase shares and provide further investment in the business.
13.Net debt - Short-term debt, short-term debt to affiliates, long-term debt (excluding tower obligations), and long-term debt to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.
14.Merger-related costs include:
•Integration costs to achieve efficiencies in network, retail, information technology and back office operations, migrate customers to the T-Mobile network and billing systems and the impact of legal matters assumed as part of the Merger;
•Restructuring costs, including severance, store rationalization and network decommissioning; and
•Transaction costs, including legal and professional services related to the completion of the Merger and the acquisitions of affiliates.

29
Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communication services and other forms of connectivity; criminal cyberattacks, disruption, data loss or other security breaches; our inability to take advantage of technological developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the difficulties in maintaining multiple billing systems following the Merger (as defined below) and any unanticipated difficulties, disruption, or significant delays in our long-term strategy to convert Sprint’s legacy customers onto T-Mobile’s billing platforms; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC (“Shentel”) and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets, and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation, now known as Sprint LLC (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance over multiple years; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, supply chain disruption, impacts of current geopolitical instability caused by the war in Ukraine; our inability to manage the ongoing commercial and transition services arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the timing and effects of any future acquisition, divestiture, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our inability to fully realize the synergy benefits from the merger (the "Merger") with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the "Business Combination Agreement" and the other transactions contemplated by the Business Combination Agreement (collectively, the "Transactions") in the expected time frame; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; restrictive covenants including the agreements governing our indebtedness and other financings; the risk of future material weaknesses we may identify, or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of DT, our controlling stockholder, that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; our 2022 Stock Repurchase Program may not be fully consummated, our share repurchase program may not enhance long-term stockholder value; and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward- looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.